UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2006

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 28, 2006, Eternal Energy Corp. (the “Company”) entered into a letter agreement to acquire Zavanna Canada Corp. (“Zavanna”). Zavanna owns various oil and gas leases, overriding royalty interests, production, equipment, and contract rights located in Alberta, Canada. The Company tendered a deposit of Cdn $250,000, which is refundable if the transaction is cancelled on or before September 30, 2006. The balance of the expected Cdn $11,125,000 purchase price is payable at closing. The Company’s due diligence period expires on October 1, 2006.

If the average monthly cash flow from Zavanna’s currently producing properties is not at least Cdn $275,000 during the months of November 2006 through and including March 2007, Cdn $500,000 of the purchase price will be returned to the Company on April 1, 2007, from an escrow to be established at closing. Further, if the average monthly cash flow from those currently producing properties is not at least Cdn $300,000 during the months of November 2006 through and including June 2007, an additional Cdn $500,000 will be returned to the Company from that escrow on July 1, 2007. The effective date of the transaction will be July 1, 2006.

A copy of the Letter Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Company issued a press release announcing its proposed transaction with Zavanna, which is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

10.1	Letter Agreement by and between Eternal Energy Corp. and Zavanna Canada Corp.

99.1	Eternal Energy Corp. press release dated September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

10.1	Letter Agreement by and between Eternal Energy Corp. and Zavanna Canada Corp.

99.1	Eternal Energy Corp. press release dated September 1, 2006.